Exhibit 4.3

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$11,500,000	July 22, 2004

FOR VALUE RECEIVED, the undersigned (collectively, the “Borrowers”), jointly and severally, hereby promise to pay to the order of Healthcare Business Credit Corporation, a Delaware corporation (“Lender”), the principal amount of $11,500,000, or so much thereof as shall have been advanced as Revolving Credit Loans under the Loan Agreement referred to below and shall be outstanding, such payment to be made at such time or times and in the manner specified in the Loan Agreement; provided, however, that all Revolving Credit Loans shall be repaid in full on or before the Maturity Date.

This Amended and Restated Revolving Credit Note (this “Note”) is issued under and secured by the Loan and Security Agreement dated as of April 30, 2002 among Borrowers and Lender (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”). Capitalized terms used herein and not defined herein are used with the respective meanings set forth in the Loan Agreement.

This Note amends and restates, but does not extinguish the obligations evidenced by, that certain Amended and Restated Revolving Credit Note dated as of June 22, 2004, in original principal amount of $11,500,000 from Borrowers to Lender.

Interest on the outstanding principal amount of each Revolving Credit Loan evidenced by this Note shall accrue at the rate or rates specified in, and be payable in accordance with the terms of, the Loan Agreement.

Borrowers may prepay this Note only in accordance with the terms and conditions of the Loan Agreement.

The Loan Agreement provides for the acceleration of the payment of principal of and interest on such Loans upon the happening of certain Events of Default as defined in the Loan Agreement.

Borrowers waive presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with this Note, except any notice expressly required by the Loan Agreement.

This Note, and all matters arising out of or relating to this Note, shall be governed by and construed in accordance with New Jersey law.

HEALTHESSENTIALS SOLUTIONS, INC.

By:	/s/ NORMAN J. PFAADT
Name:	Norman J. Pfaadt
Title:	CFO

NPPA OF AMERICA, INC.

By:	/s/ NORMAN J. PFAADT
Name:	Norman J. Pfaadt
Title:	CFO

NPPA NATIONAL, LLC By: NPPA OF AMERICA, INC., its sole member

By:	/s/ NORMAN J. PFAADT
Name:	Norman J. Pfaadt
Title:	CFO

SPECIALIZED HOME HEALTH CARE SERVICES OF CENTRAL FLORIDA, INC.

By:	/s/ NORMAN J. PFAADT
Name:	Norman J. Pfaadt
Title:	CFO

MAJJ ENTERPRISES, LLC

By:	/s/ NORMAN J. PFAADT
Name:	Norman J. Pfaadt
Title:	CFO

PREMIER LAB SERVICES, INC.

By:	/s/ NORMAN J. PFAADT
Name:	Norman J. Pfaadt
Title:	CFO

Best Choice Home Care Naples, LLC

By:	/S/ NORMAN J. PFAADT
Name:	Norman J. Pfaadt
Title:	CFO